UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

OTTAWA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51367	20-3074627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street

Ottawa, IL 61350

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 815-433-2525

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events.

Item 8.01—Other Events.

On August 15, 2007, the Board of Directors of Ottawa Savings Bancorp, Inc. (OTC BB-OTTW) (the “Company”), the holding company for Ottawa Savings Bank, declared a cash dividend of $0.05 per share. The dividend will be payable on or about September 20, 2007 to stockholders of record as of September 4, 2007.

The Company is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which owns 55% of the Company’s outstanding shares. Ottawa Savings Bancorp MHC, previously filed a notice with the Office of Thrift Supervision of its intent to waive the receipt of dividends paid on the shares it owns of the Company. The Office of Thrift Supervision did not object to the dividend waiver request.

Ottawa Savings Bancorp, Inc. is the holding company for Ottawa Savings Bank, and a majority owned subsidiary of Ottawa Savings Bancorp, MHC. The Bank originally chartered in 1871, is a community bank serving Ottawa, Illinois and LaSalle County through its main office in Ottawa, Illinois.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2007

OTTAWA SAVINGS BANCORP, INC.

By:	/s/ Gary L. Ocepek
Name:	Gary L. Ocepek
Title:	CHIEF EXECUTIVE OFFICER

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